News Release
[LSB LOGO]	LSBTheBank - P.O. Box 867
Lexington, NC 27293-0867 - www.lsbnc.com

LSB BANCSHARES REPORTS 2ND QUARTER FINANCIAL RESULTS

     LEXINGTON, N.C. —- July 15, 2003 —- LSB Bancshares, Inc. (NASDAQ: LXBK), parent company of Lexington State Bank, reports net income in the second quarter 2003, was $2,697,000 or $.31 per diluted share, compared to $2,569,000 or $.30 per diluted share the second quarter of 2002, an increase of 3.3% in earnings per share.

     For the six months ended June 30, 2003, net income was $5,251,000 or $.61 per diluted share compared to $5,169,000 or $.61 per diluted share for the first six months of 2002.

     Net interest income at the end of the second quarter increased 8.3% compared with a year ago; noninterest income increased 22.0% and noninterest expense increased 17.1% during the same period.

     On an annualized basis, return on average assets at the end of the second quarter was 1.21% and return on average shareholders’ equity was 12.09%. As of June 30, 2003, assets increased 8.1%, deposits increased 9.9% and loans increased 11.4% compared to a year ago.

     Reserve for loan losses at the end of the second quarter was $7,724,000 or 1.15% of loans while shareholders’ equity totaled $88,432,000. A quarterly dividend of $.16 per share was paid July 15, 2003 to shareholders of record July 1, 2003.

     The Annual Shareholders’ Meeting was held Wednesday, April 16, 2003, at Bancshares’ headquarters and followed by a luncheon at the J. Smith Young YMCA. At the Annual Shareholders Meeting, the five Directors nominated by the Board were reelected. Shareholders ratified the appointment of Turlington and Company, L.L.P., to conduct the independent audit for the year 2003.

     LSB Bancshares Chairman, President and CEO Robert F. Lowe said, “The soft economy continues to pose distinct challenges for many businesses and individuals.” Lowe explained, “Responding to interest rate adjustments by the Federal Reserve Bank, the prime rate decreased to 4.00% in June, the 13th decrease since January, 2001, and that brought interest rates to levels

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7/15/03 News Release, “LSB Bancshares Reports 2nd Quarter Financial Results”, cont.

not seen in 45 years.”

     Lowe announced, “In May, we opened our 26th banking office in Archdale Commons on North Main Street in Archdale. As our first location in Randolph County, we look forward to serving customers not only in the Archdale area but also in south High Point and southeast Guilford County as well.”

     Lowe concluded, “Our expansion into new and growing markets continues to provide many opportunities to build our growing customer base as we introduce the many benefits of Beeline Banking(SM). As we expand our presence in the Piedmont Triad, our focus continues as the preferred provider of quality financial products and services delivered in a responsive manner to our current and expanding customer base.”

     Lexington State Bank, which opened on July 5, 1949, is the 10th largest bank in North Carolina and the largest community bank based in the Piedmont Triad. LSB owns two subsidiaries: LSB Investment Services, Inc., which offers non-deposit, non-insured investment alternatives such as mutual funds and annuities; and Peoples Finance Co. of Lexington, Inc., which offers small loans and dealer financing.

     Common stock of the bank’s parent company, LSB Bancshares, Inc., is traded on the National Market and is quoted electronically under the NASDAQ symbol LXBK. The LSB website, which links online banking users to LSB By Net, is www.lsbnc.com.

     Market makers include: BB&T Investment Services; Davenport & Company LLC; Friedman Billings Ramsey & Co.; FTN Financial Securities Corp.; Goldman, Sachs & Co.; Keefe, Bruyette & Woods, Inc.; Morgan Keegan & Co., Inc.; Moors & Cabot, Inc.; Sandler O’Neill & Partners, and; SunTrust Robinson Humphrey.

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NOTE: For more information, please contact Monty J. Oliver, EVP & Chief Financial Officer @ 336-242-6207 or 336-248-6500 or
1-800-876-6505, ext. 207

This news release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to LSB’s filings with the Securities and Exchange Commission for a summary of important factors that could affect LSB’s forward-looking statements. LSB undertakes no obligation to revise these statements following the date of the news release.

LSB Bancshares, Inc.
Consolidated Balance Sheets
(In Thousands)

	June 30

	2003	2002

Assets
Cash and Due from Banks	$49,895	$41,510
Interest-Bearing Bank Balances	4,430	4,046
Federal Funds Sold	15,050	11,735
Investment Securities:
Held to Maturity, at Amortized Cost	40,426	47,041
Available for Sale, at Market Value	92,582	99,803
Loans	674,391	605,264
Less, Reserve for Loan Losses	(7,724)	(6,948)

Net Loans	666,667	598,316
Premises and Equipment	14,250	13,178
Other Assets	11,361	11,708

Total Assets	$894,661	$827,337

Liabilities
Deposits:
Demand	$101,798	$83,802
Savings, N.O.W. and Money Market Accounts	401,573	365,493
Certificates of Deposit of less than $100,000	136,711	169,227
Certificates of Deposit of $100,000 or more	101,742	56,551

Total Deposits	741,824	675,073
Securities Sold Under Agreements to Repurchase	1,068	1,342
Borrowings from the Federal Home Loan Bank	58,000	63,000
Other Liabilities	5,337	5,318

Total Liabilities	806,229	744,733

Shareholders’ Equity
Preferred Stock, Par Value $.01 Per Share:
Authorized 10,000,000 shares; none issued	0	0
Common Stock, Par Value $5 Per Share:
Authorized 50,000,000 Shares; Issued 8,522,590 Shares in 2003 and 8,483,095 Shares in 2002	42,613	42,415
Paid-In Capital	9,974	9,983
Directors’ Deferred Plan	(1,085)	(968)
Retained Earnings	35,109	30,075
Accumulated Other Comprehensive Income	1,821	1,099

Total Shareholders’ Equity	88,432	82,604

Total Liabilities and Shareholders’ Equity	$894,661	$827,337

Memorandum: Standby Letters of Credit	$3,628	$5,839

LSB Bancshares, Inc.
Consolidated Statements of Income
(In Thousands Except Share Data and Note)

	Three Months Ended		Six Months Ended
	June 30		June 30

	2003	2002	2003	2002

Interest Income
Interest and Fees on Loans	$11,522	$10,927	$22,833	$22,155
Interest on Investment Securities:
Taxable	1,021	1,439	2,063	2,942
Tax Exempt	398	404	803	837
Interest-Bearing Bank Balances	44	74	98	152
Fed Funds Sold	64	107	161	283

Total Interest Income	13,049	12,951	25,958	26,369

Interest Expense
Deposits	2,167	2,995	4,466	6,356
Securities Sold Under Agreements to Repurchase	3	5	8	33
Borrowings for the Federal Home Loan Bank	769	788	1,544	1,566

Total Interest Expense	2,939	3,788	6,018	7,955

Net Interest Income	10,110	9,163	19,940	18,414
Provision for Loan Losses	487	682	1,074	1,062

Net Interest Income After Provision for Loan Losses	9,623	8,481	18,866	17,352

Noninterest Income
Service Charges on Deposit Accounts	1,716	1,646	3,323	3,069
Gains on Sales of Mortgages	379	145	737	329
Other Operating Income	1,620	1,332	3,004	2,393

Total Noninterest Income	3,715	3,123	7,064	5,791

Noninterest Expense
Personnel Expense	5,299	4,347	10,315	8,529
Occupancy Expense	394	354	778	710
Equipment Depreciation and Maintenance	499	446	974	876
Other Operating Expense	3,117	2,615	5,999	5,317

Total Noninterest Expense	9,309	7,762	18,066	15,432

Income Before Income Taxes	4,029	3,842	7,864	7,711
Income Taxes	1,332	1,273	2,613	2,542

Net Income	$2,697	$2,569	$5,251	$5,169

Earnings Per Share
Basic	$0.32	$0.30	$0.62	$0.61
Diluted	$0.31	$0.30	$0.61	$0.61

Weighted Average Shares Outstanding
Basic	8,510,088	8,471,507	8,492,709	8,456,677
Diluted	8,571,002	8,564,855	8,556,098	8,530,096

LSB Bancshares, Inc.
Financial Highlights
(In Thousands Except Ratios)

	Three Months Ended June 30

	2003	2002	Change

Financial Ratios
Return On Average Assets	1.23	1.24	(1	)BP
Return On Average Shareholders’ Equity	12.27	12.59	(32)
Net Interest Margin (FTE):	5.00	4.83	17

Average Balances
Loans	$661,435	$590,659	12.0%
Earning Assets	823,771	774,980	6.3
Total Assets	880,997	828,860	6.3
Interest-Bearing Deposits	640,551	599,715	6.8
Total Deposits	727,144	677,531	7.3

Allowance For Loan Losses
Beginning Balance	$7,394	$6,588	12.2%
Provision For Loan Losses	488	682	(28.4)
Loans Charged Off	(228)	(424)	(46.2)
Recoveries	70	102	(31.4)

Ending Balance	7,724	6,948	11.2

LSB Bancshares, Inc.
Financial Highlights
(In Thousands Except Ratios)

	Six Months Ended June 30

	2003		2002		Change

Financial Ratios
Return On Average Assets	1.21		1.25		(4	)BP
Return On Average Shareholders’ Equity	12.09		12.81		(72)
Net Interest Margin (FTE):
Quarterly	5.00		4.83		17
Year To Date	4.97		4.85		12

Average Balances
Loans	655,720		585,639		12.0%
Earning Assets	823,041		780,806		5.4
Total Assets	876,472		832,757		5.2
Interest-Bearing Deposits	635,418		604,345		5.1
Total Deposits	720,002		680,945		5.7

Allowance For Loan Losses
Beginning Balance	7,282		6,440		13.1%
Provision For Loan Losses	1,074		1,062		1.1
Loans Charged Off	(761)		(711)		7.0
Recoveries	129		157		(17.8)

Ending Balance	7,724		6,948		11.2

Nonperforming Assets
Nonperforming Loans:
Past Due 90 Days Or More	3,884		1,728		124.8%
Nonaccrual Loans	576		1,005		(42.7)
Restructured Loans	245		1,791		(86.3)

Total Nonperforming Loans	4,705		4,524		4.0
Other Real Estate	1,968		1,878		4.8

Total Nonperforming Assets	6,673		6,402		4.2

Asset Quality Ratios
Nonperforming Loans To Total Loans	0.99		1.06		(0.07	)BP
Nonperforming Loans To Total Assets	0.75		0.77		(0.03)
Allowance For Loan Losses To Total Loans	1.15		1.15		(0.00)
Net Charge-offs To Average Loans	0.10		0.09		0.00

Allowance For Loan Losses To Nonperforming Loans	1.64	x	1.54	x